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                                  EXHIBIT 99.1



                                  NEWS RELEASE

RELEASE DATE:              MAY 27, 2003
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RELEASE TIME:              4:30 P.M.
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                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14 cents per share. The dividend was declared May 27, 2003 for shareholders of record on July 8, 2003 and is payable on July 18, 2003.

Camco's CEO & President, Richard C. Baylor, commented, "Based on our current market price, Camco's dividend yield is approximately 3.3% and represents our ongoing commitment to provide value to our shareholders."

Camco Financial Corporation, with assets of $1.08 Billion is headquartered in Cambridge, Ohio. Through its subsidiaries, Camco offers community banking, mortgage banking and title services from 34 offices in 26 communities in Ohio, Kentucky and West Virginia.

Additional information about the Company may be found on Camco's web site: www.camcofinancial.com.